Exhibit 99.1

Earthstone Energy Closes Midland Basin Foreland Acquisition

The Woodlands, Texas, November 2, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the "Company", "we", "our" or "us") today announced that it has completed the previously announced acquisition of privately held operated assets located in the Midland Basin from Foreland Investments LP (“Foreland”) and from BCC-Foreland LLC, which held well-bore interests in certain of the producing wells operated by Foreland (collectively, the “Foreland Acquisition”).

The aggregate purchase price of the Foreland Acquisition was approximately $73.2 million at signing of the purchase and sale agreements, consisting of $49.2 million in cash and 2.6 million shares of Earthstone’s Class A common stock valued at $24.0 million based on a closing share price of $9.20 on September 30, 2021. Total cash consideration paid was $39.3 million, reflecting the preliminary purchase price adjustment estimated prior to closing and including the deposit paid upon signing of the purchase and sale agreement.

Earthstone estimates the acquired assets to have $116.0 million of PDP PV-10 as of July 1, 2021, with associated reserves of approximately 13.3 MMBoe (11% oil, 31% NGL, 58% natural gas) (1) based on NYMEX strip pricing as of September 30, 2021. The low-decline, high-margin producing assets acquired in the Foreland Acquisition are expected to add approximately 4,000 Boepd (17% oil, 47% liquids) to Earthstone’s daily production from the closing date through year-end 2021.

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “We are pleased to have closed the Foreland Acquisition, which is our fourth acquisition this year, as we continue our efforts to advance our consolidation strategy, having approximately doubled our daily production rate this year. The acquisition of these producing assets at an attractive valuation in a rising commodity price environment is a nice addition to our production and cash flow base. We expect to create value from operational synergies with our nearby existing assets and look forward to applying our operating approach in order to reduce costs and maximize production and cash flows.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

(1)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Earthstone management estimate of proved developed producing reserve volumes and values as of 7/1/2021, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of 9/30/2021.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Foreland Acquisition to Earthstone and its stockholders. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to successfully integrate the assets included in the Foreland Acquisition with its operations and achieve anticipated benefits from it; risks relating to any unforeseen liabilities related to the Foreland Acquisition; declines in oil, natural gas liquids or natural gas prices; and revisions to reserve estimates as a result of changes in commodity prices. Earthstone’s annual report on Form 10-K/A for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
281-298-4246 / mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
281-298-4246 / scott@earthstoneenergy.com